SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             DOUGHTIE'S FOODS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             DOUGHTIE'S FOODS, INC.
                2410 WESLEY STREET o PORTSMOUTH, VIRGINIA o 23707


                            -------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 1997

                            -------------------------


         The Annual Meeting of Stockholders of Doughtie's Foods, Inc. will be held on May 22, 1997, commencing at 10:00 a.m., local time, in the Board Room of Crestar Bank, 500 Main Street, Norfolk, Virginia, for the following purposes:

          1.   To elect seven (7) directors for a term of one year;

          2. To ratify the selection of Price Waterhouse LLP as independent public accountants for the year 1997; and

          3. To act on such other matters as may be properly brought before the meeting.

         The close of business on April 9, 1997, has been fixed as the record date for the meeting. All stockholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment thereof.

         Your attention is directed to the attached Proxy Statement.

                       By Order of the Board of Directors:



                       Michael S. LaRock, Secretary


The date of this notice is April 25, 1997.


         PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY.  YOU MAY
         WITHDRAW THIS PROXY AND VOTE YOUR OWN SHARES SHOULD YOU
         FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON.

                             DOUGHTIE'S FOODS, INC.
                2410 WESLEY STREET o PORTSMOUTH, VIRGINIA o 23707




                                 PROXY STATEMENT

                    To Be Mailed Beginning on April 25, 1997

                                       For

                         ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 22, 1997



         The accompanying proxy is solicited by and on behalf of the Board of Directors of Doughtie's Foods, Inc. (the "Company") for use at the Annual
Meeting of Stockholders of the Company to be held May 22, 1997, and any adjournment thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Stockholders. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail or by telephone or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.

         If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), represented thereby will be voted, where specification is made by the stockholder on the form of proxy, in accordance with such specification. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote the shares represented thereby FOR the election of the named nominees for director and FOR ratification of the selection of the firm of Price Waterhouse LLP as the Company's independent public accountants for the current year. Any stockholder may revoke his proxy by delivery of a new later dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

         Only stockholders of record at the close of business on April 9, 1997, have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, 998,052 shares of Common Stock were outstanding. Each holder of record of Common Stock is entitled to one vote for each share held on all matters voted upon.

         With regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the ratification of the selection of Price Waterhouse LLP as the Company's independent public accountants for the current year, stockholders may vote in favor of or against the proposal or ratification, or they may abstain from voting. With respect to the election of directors, the seven nominees receiving the greatest number of votes cast for the election of directors will be elected. With respect to all other matters to come before the Annual Meeting, including the ratification of the selection of Price Waterhouse LLP as the Company's independent public accountants for the current year, action on such matter will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count towards a quorum, but will have no effect on the action taken with respect to such matter.

         The enclosed form of proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual
Meeting: (a) matters which may be presented at the Annual Meeting at the request of public stockholders and with respect to which the Company has not received notice at the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) which will be brought before the Annual Meeting and which are not referred to in the enclosed Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information as of March 24, 1997, as to shares of Common Stock owned by (i) each director of the Company, (ii) each executive officer named in the summary compensation table on page 9, (iii) all directors and officers as a group, and (iv) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, together with their respective percentages.

------------------------------------------------------------------------------------------------------------------------
                                                                COMMON STOCK OF THE
                                                               COMPANY BENEFICIALLY
                                                                OWNED, DIRECTLY OR                                PERCENT
                                                                 INDIRECTLY, AS OF                                  OF
                    NAME                                         MARCH 24, 1997(1)                                 CLASS
------------------------------------------------------------------------------------------------------------------------
Vernon W. Mules                                                             89,926  (2), (3)                        9.01
Steven C. Houfek                                                             2,790  (4)                                *
Marion S. Whitfield, Jr.                                                     2,800                                     *
Adolphus W. Hawkins, Jr.                                                       877                                     *
Donald B. Ratcliffe                                                            -0-                                     *
James F. Cerza, Jr.                                                            422  (5)                                *
William R. Waddell                                                             964                                     *

All officers and directors
  as a group (16 persons)                                                  102,794  (2), (3), (4)                  10.30

Family Trust u/w
  Robert F. Doughtie                                                       151,444  (6)                            15.17
Voting Trust u/a
  dated June 17, 1986, as
  extended                                                                 347,052  (7)                            34.77
Mary D. Houfek                                                              12,572  (3), (8), (9)                   1.26
Ashley Verlander                                                               229  (3), (10)                          *

------------------------------------------------------------------------------------------------------------------------

     * Less than 1% of outstanding shares of Common Stock.

(1) Unless otherwise indicated by footnote, each individual has sole voting power and sole investment power with respect to the shares set forth opposite his name.

(2) Includes 1,154 shares owned of record by Mr. Mules' wife, the control of which shares Mr. Mules disclaims. Mr. Mules' business address is Doughtie's Foods, Inc., 2700 Lord Baltimore Drive, Baltimore, Maryland 21244.

(3) Does not include 151,444 shares held by Vernon W. Mules, Mary D. Houfek and Ashley Verlander as trustees of the Family Trust u/w Robert F. Doughtie. See Note 6 below.

(4) Does not include 508,278 shares beneficially held by Mr. Houfek's wife, Mary D. Houfek, the control of which shares Mr. Houfek disclaims. Ms. Houfek's beneficial holdings are set forth in the table and Notes 3, 8 and
     9. Mr. Houfek's business address is Doughtie's Foods, Inc., 2410 Wesley Street, Portsmouth, Virginia 23707.

(5) The shares are owned of record by Mr. Cerza's wife and Mr. Cerza disclaims the control of such shares.

(6) The shares are owned of record by Vernon W. Mules, Mary D. Houfek and Ashley Verlander as trustees of the trust (the "Family Trust") which was established under the last will and testament of Robert H. Doughtie, the Company's founder. Mary D. Houfek, Barbara D. Horton and Elsie D. Waddell, the daughters of Mr. Doughtie, are the income beneficiaries of the Family Trust. Mr. Mules, Ms. Houfek and Mr. Verlander share voting and investment power with respect to these shares. The Family Trust's address is 705 Crystal Lane, Virginia Beach, Virginia 23451.

(7) The shares are owned of record by Mary D. Houfek, Barbara D. Horton and Elsie D. Waddell as trustees of the trust (the "Voting Trust"), which was created under a voting trust agreement among Ms. Houfek, Ms. Horton, Ms. Waddell, and Mary H. Doughtie dated June 17, 1986. Ms. Houfek, Ms. Horton and Ms. Waddell share voting and investment power with respect to these shares. On February 23, 1995, the parties to the voting trust agreement agreed to extend the term of the Voting Trust until December 31, 2004. The Voting Trust's address is 705 Crystal Lane, Virginia Beach, Virginia 23451.

(8) Does not include 347,052 shares held by Ms. Houfek, Barbara D. Horton and Elsie D. Waddell as trustees of the Voting Trust. See Note 7 above.

(9) Includes 9,782 shares held by Ms. Houfek as custodian for certain of her children and 2,790 shares owned by Ms. Houfek's husband, the control of which shares Ms. Houfek disclaims. Ms. Houfek's address is 705 Crystal Lane, Virginia Beach, Virginia 23451. Ms. Houfek is the wife of Steven C. Houfek, President and director of the Company.

(10) Mr. Verlander's business address is American Heritage Life Insurance Company, 76 South Laura Street, Jacksonville, Florida 32202.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of the reports to the Company. William R. Waddell was elected as a director by the shareholders of the Company on May 23, 1996. Under Section 16(a), and the rules of the Commission issued thereunder, a Form 3 Initial Statement of Beneficial Ownership of Equity Securities for Mr. Waddell was required to be filed within 10 days of the date on which he became a director but was not filed with the Commission until June 24, 1996. Except as previously described, to the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, during the fiscal year ended December 28, 1996, the Company's directors, executive officers, and stockholders beneficially owning more than ten percent of the Company's Common Stock complied with their respective Section 16(a) reporting requirements.

                              ELECTION OF DIRECTORS

         Action will be taken at the meeting to elect a Board of Directors of seven (7) persons. Unless otherwise directed on the form of proxy, shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as directors of all of the nominees named below, or, in the event that any such nominee should become unavailable for any reason, which is not presently anticipated, such proxies will be voted for a substitute nominee. The persons elected as directors will hold office until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Information regarding the seven current directors who will stand for reelection is set forth below.


Nominees for Director

         The Board of Directors has nominated the following persons for election as directors:


                                                                       DIRECTOR
                 NOMINEE                           AGE                   SINCE
   Vernon W. Mules                                  67                   1967
   Steven C. Houfek                                 48                   1986
   Marion S. Whitfield, Jr.                         51                   1986
   Adolphus W. Hawkins, Jr.                         75                   1972
   Donald B. Ratcliffe                              71                   1987
   James F. Cerza, Jr.                              48                   1992
   William R. Waddell                               56                   1996
----------------

         VERNON W. MULES is Chairman of the Board of the Company. He served as the Company's Chief Executive Officer between May 1986 and May 1994. He has served as Chairman of the Board of Directors since February 1982. Mr. Mules served as President of the Company from May 1973 until May 1986. He is a member of the Executive Committee of the Company's Board of Directors.

         STEVEN C. HOUFEK has been President of the Company since August 1992 and has served as the Company's Chief Executive Officer since May 1994. From May 1987 until August 1992, he served as Executive Vice President of the Company. Between November 1977 and May 1987, Mr. Houfek served the Company in various management capacities, including Senior Vice President. He is a member of the Executive Committee of the Company's Board of Directors.

         MARION S. WHITFIELD, JR. has been Senior Vice President of the Company since May 1987. He served as Vice President of the Company from May 1983 until May 1987. He is a member of the Executive Committee of the Company's Board of Directors.

         ADOLPHUS W. HAWKINS, JR., an international business consultant, was Vice President of Scott & Stringfellow, Inc., an investment banking firm located in Richmond, Virginia, from July 1979 to August 1983. He is a member of the Compensation Committee and the Audit Committee of the Company's Board of Directors.

         DONALD B. RATCLIFFE, an architect, has owned his own firm, Donald B. Ratcliffe, AIA, Associates, Inc., located in Baltimore, Maryland, since 1954. He is a member of the Executive Committee, the Compensation Committee and the Audit Committee of the Company's Board of Directors.

         JAMES F. CERZA, JR. has served as Executive Vice President of Heilig-Meyers Company, a Richmond, Virginia-based furniture retailer, since
August 1989. From November 1988 to August 1989, he served as Regional Vice President, Operations for the same company. He is a member of the Compensation Committee and the Audit Committee of the Company's Board of Directors.

         WILLIAM R. WADDELL has been a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P., since 1969 and Managing Partner of the firm's office in Norfolk, Virginia, since 1995. He is a member of the Compensation Committee and the Audit Committee of the Company's Board of Directors.


Committees of the Board of Directors and Meeting Attendance

         The standing committees of the Board of Directors of the Company include a Compensation Committee and an Audit Committee. The Board has no nominating committee.

         During 1996, the Compensation Committee consisted of Messrs. Hawkins and Ratcliffe (as Co- Chairmen), Cerza, Daniel W. Duncan (until his retirement as a director in May 1996), and Waddell (replacing Mr. Duncan in May 1996). The Committee oversees executive and staff management compensation. The Committee met four times in 1996.

         During 1996, the Audit Committee consisted of Messrs. Cerza (as chairman), Hawkins, Ratcliffe, Duncan (until his retirement as a director in May
1996), and Waddell (replacing Mr. Duncan in May 1996). The Committee recommends the firm to serve as the Company's independent public accountants; consults with the independent public accountants regarding their audit, the performance of non-audit services, and the adequacy of the Company's internal controls; and reviews policies and matters relating to employee conduct. The Committee met four times in 1996.

         The Board of Directors held four meetings during the fiscal year ended December 28, 1996. All directors attended more than 75% of the aggregate of those meetings and the meetings of the committees on which they served held during the periods they were directors or served on such committees.


Executive Compensation

         The Securities and Exchange Commission has adopted regulations to make disclosure of cash and equity-based executive compensation easier to understand and more relevant to stockholders. The required information is comprised of a five-year stock performance graph, a report from the Company's Compensation Committee of the Board of Directors, and a summary compensation table.

   Five Year Total Stockholder Return

         The following performance table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1991 through December 31, 1996, from an investment of $100 in (i) the Company's Common Stock, (ii) the Russell 2000, an index of 2,000 companies having a market capitalization between $25 million and $370 million (the "Russell 2000"), and
(iii) a Company- selected peer group (the "Peer Group Index"):

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG DOUGHTIE'S FOODS, INC. COMMON STOCK,
                    THE RUSSELL 2000 AND THE PEER GROUP INDEX




                  1991        1992        1993        1994        1995        1996
                  ----        ----        ----        ----        ----        ----
DOBQ            $100.00     $100.64     $ 99.49     $110.45     $126.79     $147.11
Russell 2000    $100.00     $118.41     $140.80     $138.24     $177.55     $206.83
Peer Group      $100.00     $110.64     $122.17     $103.73     $129.23     $127.89










         The Frank Russell Company supplied the necessary information for and constructed the performance table, including the Peer Group Index. The Peer Group Index, which is weighted by market capitalization, consists of six companies in the wholesale food distribution industry in the United States whose securities are traded on either the New York Stock Exchange or the American Stock Exchange, or in the NASDAQ over-the-counter market, and whose business and operations are believed by the Company's management to be comparable to those of the Company. The companies included in the Peer Group Index are: Fleming Cos., Inc., Nash Finch Co., Rykoff Sexton, Inc., Super Food Services, Inc., SUPERVALU Inc., and Sysco Corp.

         The performance of any individual company's common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the company and its management have indirect or no control, including general economic conditions, expectations for the company's future performance, and conditions affecting or expected to affect the company's industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indices, may not be representative of a company's financial performance for given periods of time.


   Report of the Compensation Committee of the Board of Directors

         General. The Compensation Committee of the Board of Directors is composed solely of non-employee directors. Among its other duties, the Compensation Committee is charged with the responsibilities, subject to full Board of Directors' approval, of establishing, periodically reevaluating and (as appropriate) adjusting, and administering Company policies concerning the compensation of management personnel, including the Chief Executive Officer and all other executive officers. In discharging such duties, the Compensation Committee is responsible for annually determining and recommending to the full Board the annual base salary for each executive officer and for establishing the criteria under which cash incentive bonuses may be paid to such executives for the year.

         The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of base compensation which allows the Company to attract and retain superior talent and to align the executive officers' interests with the success of the Company through the payment of a bonus based upon Company performance. The Compensation Committee establishes the annual base salary and bonus for the Chief Executive Officer and reviews and, as applicable, approves, modifies or rejects recommendations made by the Chief Executive Officer as to the annual salary and bonuses for other executive officers. All decisions of the Compensation Committee are reported to, and ratified by, the entire Board of Directors.

         Cash Compensation. Base salaries for executive officers are initially established by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for annual adjustments to such executives' base salaries, the Compensation Committee focuses primarily on its assessment of the quality of services rendered by the executive during the prior year, changes in responsibility of the executive's position, and consideration of the Company's performance and profitability for the prior year. After considering all of these factors, the Compensation Committee recommended only a three percent cost of living increase to executive officers' base salaries in 1996. Mr. Mules declined the recommended increase for 1996 and received a base salary unchanged from the previous year.

         The Company's key management level employees, including executive officers, are eligible to receive performance-based cash bonuses. The purpose of the performance-based cash bonuses is to align more closely the interests of the participating officers with the financial success of the Company and to reward individual performance contributing to such success. For 1996, the Company awarded cash bonuses to seven of its executive officers totaling 12.14% of the aggregate 1996 base salaries of those officers. No cash bonuses were awarded to Mr. Mules for 1996.

         Other Compensation. The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees. In addition, officers of the Company (including the named executive officers) are eligible to receive supplemental health insurance coverage and an automobile allowance. For the fiscal year ended December 28, 1996, the amount of additional benefits to each of the named executive officers of the Company did not exceed 10% of the total of annual salary and bonus for each named executive officer. In addition, executive officers are permitted to participate in the Company's retirement savings and 401(k) plan (the "401(k) Plan").

           Adolphus W. Hawkins, Jr. Donald B. Ratcliffe (Co-Chairmen)

                     James F. Cerza, Jr. William R. Waddell


   Summary Compensation Table

         The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were, as of the end of the last completed fiscal year, the Company's Chief Executive Officer and its two next highest paid executive officers. There were no other executive officers whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.

                                                                ANNUAL COMPENSATION (1)
                                                   --------------------------------------------------
                                                                                           OTHER               ALL
                                                                                          ANNUAL              OTHER
              NAME AND                                                                    COMPEN-            COMPEN-
             PRINCIPAL                                  SALARY           BONUS            SATION             SATION
              POSITION                   YEAR            ($)              ($)               ($)              ($)(2)
------------------------------------  -----------  ---------------- ----------------  ---------------  -------------------
VERNON W. MULES                          1996               152,573          -0-              -0-                4,577
  Chairman of the Board (3)              1995               152,573          -0-              -0-                4,577
                                         1994               155,846          -0-              -0-                4,500

STEVEN C. HOUFEK                         1996               125,597       20,000            4,583 (4)            3,914
  President and Chief                    1995               122,488          -0-            4,711 (4)            4,416
  Executive Officer (3)                  1994               120,354       20,000            4,711 (4)            4,107

MARION S. WHITFIELD, JR.                 1996               102,339       12,000            1,973 (4)            3,129
  Senior Vice President                  1995                99,357          -0-              -0-                3,341
                                         1994                97,921       12,000              -0-                3,178

(1) While the three named individuals received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) The amounts shown in the column captioned "All Other Compensation" consist entirely of the Company's matching contributions to the 401(k) Plan for the benefit of the named executive. In 1992, the Company terminated its defined benefit pension plans and replaced them with the 401(k) Plan. The 401(k) Plan, which became effective as of July 1, 1992, covers virtually all full-time employees except those covered by a collective bargaining agreement. The Company makes contributions to the plan based on 50% of the participants' contributions, which can range from 1% to 6% of total compensation. Participating employees may also make unmatched contributions to the 401(k) Plan up to 15% of total compensation.

(3) Mr. Mules was the Company's Chief Executive Officer until May 1994, at which time Mr. Houfek became the Chief Executive Officer.

(4) The amounts shown in the column captioned "Other Annual Compensation" for Mr. Houfek and Mr. Whitfield consist entirely of amounts paid in lieu of accrued vacation.


Directors' Compensation

         Directors who are not officers of the Company are paid an annual salary of $4,000, plus a fee of $500 per meeting attended, as well as reimbursement for travel and lodging expenses incurred in connection with such attendance.


Certain Relationships and Related Transactions

         In 1996, the Company, pursuant to a salary continuation plan approved by the Board of Directors, paid $35,000 to Mary H. Doughtie, the widow of Robert
F. Doughtie (who was not eligible for participation in the Company's pension program).

         In September 1995, the Company sold substantially all of the assets of its Home Food Service operation (the "Home Food Service") to Value Added Food Services, Inc., a Maryland corporation ("VAFS"), and ceased operations in the consumer portion of its business due to unprofitability. Vernon W. Mules, a director and Chairman of the Board of the Company, and his wife are the principal stockholders of VAFS. All finance receivables, inventory, delivery equipment, processing equipment and office equipment were sold. The total sale price was $1,154,000 with a $115,000 cash down payment and the balance of $1,039,000 in the form of a secured note, which was paid in full in 1996. The assets were sold primarily at net book value, except for finance receivables which were discounted by ten percent. The net loss on the sale, including abandoned assets and other write-offs, was $96,000. During 1996, the Company purchased certain chicken products from VAFS at competitive market prices totaling an aggregate amount of $411,146.

         Mr. Waddell, a director since 1996, is a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P., which has served as counsel to the Company on a regular basis since 1974.

                             INDEPENDENT ACCOUNTANTS

         Price Waterhouse LLP served as the Company's independent accountants for the fiscal year ended December 28, 1996, and has been selected by the Board of Directors to serve as the Company's independent accountants for the 1997 fiscal year. Such appointment is subject to ratification by the stockholders. Unless otherwise directed, the accompanying proxy will be voted in favor of ratifying the selection of such accountants. Representatives of Price Waterhouse LLP are expected to be present at the meeting on May 22, 1997, with the opportunity to make a statement if they desire to do so, and will respond to appropriate questions.



                                  OTHER MATTERS

         Management of the Company knows of no matter, other than those set forth in this Proxy Statement, to be brought before the meeting. However, if any other matter properly comes before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment on such matters.


                              STOCKHOLDER PROPOSALS

         Stockholders may present proposals for action, which are proper subjects for consideration at the 1998 Annual Meeting of Stockholders, to the Company for inclusion in its proxy materials for such meeting. Any such proposals should be submitted in writing in accordance with Securities and Exchange Commission rules to Doughtie's Foods, Inc., 2410 Wesley Street, Portsmouth, Virginia 23707, Attn: Michael S. LaRock, Secretary and Treasurer, and must be received by December 27, 1997 to be included in the proxy materials for the 1998 Annual Meeting.


                               FURTHER INFORMATION

         The Company will provide without charge to each person from whom a proxy is solicited, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 for the Company's fiscal year 1996. Such written requests should be directed to Doughtie's Foods, Inc., 2410 Wesley Street, Portsmouth, Virginia 23707, Attn:
Michael S. LaRock, Secretary and Treasurer.

                              By Order of the Board of Directors



                              MICHAEL S. LAROCK, Secretary

      ***************************APPENDIX*********************************

                              [FRONT OF PROXY CARD]


                             DOUGHTIE'S FOODS, INC.

                     Proxy for Annual Meeting, May 22, 1997

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John C. Bilzor and Michael S. LaRock, or any one of them, acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Doughtie's Foods, Inc., to be held in the Board Room of Crestar Bank, 500 Main Street, Norfolk, Virginia, at 10:00 A.M., local time, May 22, 1997, and at any adjournments thereof, and to vote as indicated below all shares of stock of said Company standing in the name of the undersigned, with all of the powers the undersigned would possess if personally present at such meeting.


         Please sign and date on reverse side and return the proxy card promptly using the enclosed envelope.




                              FOLD AND DETACH HERE

1.  ELECTION OF      FOR all nominees listed           WITHHOLD AUTHORITY to
    DIRECTORS:       below (except as                  vote for all nominees
                     marked to the contrary)[  ]       listed below [  ]

    Vernon W. Mules, Steven C. Houfek, Marion S. Whitfield, Jr.,
    Adolphus W. Hawkins, Jr., Donald B. Ratcliffe, James F. Cerza, Jr., William R. Waddell

(Instruction: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below)




2. RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 1996.


         FOR [  ]            AGAINST [  ]              ABSTAIN [  ]

3. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


     THIS PROXY WILL BE VOTED AS DIRECTED BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED FOR PROPOSALS 1 AND 2



                                   DATE:_________________________________,  1997

                                    ____________________________________________

                                    ____________________________________________

                                    Please  sign your  name(s)  exactly as shown
                                    imprinted    hereon.    If   signer   is   a
                                    corporation,  please sign the full corporate
                                    name by duly  authorized  officer  and affix
                                    the  corporate  seal. If signer is attorney,
                                    guardian,    administrator,    executor   or
                                    trustee, please give full title as such.




                            FOLD AND DETACH HERE



                            DOUGHTIE'S FOODS, INC.




YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.